Exhibit (99.1)
EASTMAN KODAK COMPANY

Kodak to Become Sole Owner of Kodak Polychrome Graphics
Transaction Immediately Accretive to Earnings Both on a GAAP and Operational Basis; Strengthens Position in Graphic
Communications Market, Expands Distribution


ROCHESTER, N.Y., Jan. 12 -- Eastman Kodak Company today announced that it will become the sole owner of Kodak Polychrome Graphics (KPG) through redemption of Sun Chemical Corporation's 50 percent interest in the joint venture. Kodak and Sun Chemical each own half of KPG currently, a joint venture established in 1998. The transaction will increase immediately Kodak's sales and earnings while expanding the global distribution network for the digital printing systems made by its Graphic Communications Group and broadening the company's solutions portfolio.
  "Kodak Polychrome Graphics is an established leader in supplying products and solutions to the graphic communications industry," said Daniel A. Carp, Chairman and Chief Executive Officer, Eastman Kodak Company. "This transaction, which is immediately accretive to earnings, is another decisive step in the implementation of our digitally oriented growth strategy and strengthens Kodak's ability to compete in the fastest-growing segments of the industry."
  Under the terms of the transaction, Kodak will redeem all of Sun Chemical's shares in KPG by providing $317 million in cash at closing, $200 million in cash in the third quarter of 2006 and $50 million in cash annually from 2008 through 2013, for a total of $817 million. Kodak will fund the redemption through internally generated cash flow. The transaction is expected to close in April 2005.
  KPG revenues for 2004 are expected to be $1.7 billion. Kodak expects this transaction to add approximately $1.1 billion to Kodak's revenue in 2005, reflecting approximately nine months of Kodak ownership, and the elimination of inter-company sales from Kodak to KPG. In 2006, Kodak expects approximately $1.4 billion of incremental revenue, reflecting a full year of ownership and the elimination of inter-company sales.
  Kodak also expects the transaction will add approximately eight cents to the company's 2005 operational earnings and approximately 14 cents to its 2006 operational earnings. These figures are included in Kodak's stated goal of achieving operational earnings of $3 per share in 2006.

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On a Generally Accepted Accounting Principles (GAAP) basis,
Kodak expects the transaction will add approximately five cents to the company's 2005 EPS and approximately 14 cents to its 2006 EPS.
  KPG will provide Kodak with an innovative product portfolio, a strong sales organization, and established relationships in the commercial printing segment, the largest market opportunity within the graphic communications industry.
  "One of the key elements of our strategy involves smart acquisitions that complement Kodak's existing capabilities and enable us to drive profitable digital growth," said Antonio M. Perez, President and Chief Operating Officer, Eastman Kodak Company. "Bringing KPG together with Kodak's existing graphic communications businesses - Kodak Versamark, NexPress and Encad - will enhance our operations, extend significantly our coverage worldwide, complement our present portfolio, and strengthen Kodak's ability to serve our customers in the fast-growing graphic communications market."
  Based in Norwalk, Conn., KPG is one of the world's leading suppliers of products and services to the graphic communications market, with operations on six continents and an extensive global sales force, with nearly 1,000 employees interacting with customers. In addition to being the world leader in sales of digital computer-to-plate and monitor and remote proofing solutions, KPG supplies graphic arts film, conventional lithographic plates and digital color proofing products. KPG's customers include commercial printers, newspapers, publishers and packaging printers. KPG has approximately 4,000 employees worldwide.
  Sole ownership of Kodak Polychrome Graphics will further establish Kodak as a leading company in the graphic communications industry and complements Kodak's existing businesses in this market: Encad, Inc., a leading maker of wide-format inkjet printers, inks and media; Kodak Versamark, the world's number one maker of high-speed inkjet printing systems; and NexPress Solutions, Inc., a leading supplier of digital color and monochrome presses.
  Upon closing of the transaction, Kodak initially plans to operate KPG as a wholly owned subsidiary, part of the company's Graphic Communications Group. The KPG management team will remain intact, with KPG CEO Jeff Jacobson leading the organization and reporting to James Langley, President, Graphic Communications Group and Senior Vice President, Eastman Kodak Company.

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   "This transaction is a major step toward delivering on our intent of presenting one face to the customer," said Langley. "KPG's innovative products, established customer relationships and world class sales and service organization will dramatically increase our solutions portfolio and global distribution capabilities. Aligning our current and future products and services with KPG's portfolio and extensive distribution capabilities will further establish Kodak as a leading provider of integrated solutions and will strengthen Kodak's position with customers as a company that can provide a broad range of offerings from pre-press to finishing."
  Kodak is developing plans to integrate various operations across its subsidiaries in the Graphic Communications Group. Additionally, Kodak's Document Products and Services (DPS) operations will be integrated into the Graphic Communications Group by the end of January 2005. DPS is the world's leading maker of high-speed document scanners as well as a leading provider of maintenance services for a range of sophisticated office equipment.
  "We are delighted to become a full partner of Kodak as the company successfully executes its digital transformation," said Jeff Jacobson. "KPG has been aggressively moving down the digital and business solutions path and this move will enable us to accelerate that strategy and provide customers with a total solution that is unmatched in our industry."
  The agreement is subject to customary regulatory approvals and does not require shareholder approval from either Kodak or Sun Chemical.

Conference Call Information

  Kodak will host two conference calls to discuss the acquisition. The first, hosted by Dan Carp, and featuring key members of the Kodak management team, will take place on January 12, 2005 at 11:00am EST and is primarily intended to serve the interests of the investment community. All interested parties are invited to participate by calling 913-981-5542, access code: 0423711. A replay of the call will be available Thursday, January 13 at 8:00am EST and will be active until Thursday, January 20 at 5:00pm EST. The replay number is: 719-457-0820, access code: 0423711.
   The second conference call, with James Langley, Barbara Pellow, Chief Marketing Officer, Kodak Graphic Communications Group, and Jeff Jacobson will take place on January 12, 2005 at 12:30pm EST and will be intended to serve the interests of the graphic communications trade. All interested parties

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are invited to participate by calling 904-779-4720 and
referencing KODAK. A replay of the call will be available Thursday, January 13 at 8:00am EST and will be active until Friday, February 11 at 5:00pm EST. The replay number is: 402-220-2491, access code: 35243791.

About Eastman Kodak Company and infoimaging

Kodak is the leader in helping people take, share, print and view images -- for memories, for information, for entertainment. The company is a major participant in infoimaging, a $385 billion industry composed of devices (digital cameras and flat-panel displays), infrastructure (online networks and delivery systems for images) and services & media (software, film and paper enabling people to access, analyze and print images). With sales of $12.9 billion in 2003, the company comprises several businesses: Health, supplying the healthcare industry with traditional and digital image capture and output products and services; Graphic Communications Group, offering document scanning, output and storage products as well as on-demand color printing and networking publishing systems consisting of three wholly owned subsidiaries: Encad, Inc., NexPress Solutions, and Kodak Versamark; Display & Components, which designs and manufactures state-of-the-art organic light-emitting diode displays as well as other specialty materials, and delivers imaging sensors to original equipment manufacturers; and Digital & Film Imaging Systems, providing consumers, professionals and cinematographers with digital and traditional products and services. For more information visit: www.kodak.com.

About Sun Chemical

Sun Chemical, the world's largest producer of printing inks and pigments, is a leading provider of materials to packaging, publication, coatings, plastics, cosmetics, and other industrial markets. With annual sales of more than $3 billion, Sun Chemical has over 12,000 employees supporting customers around the world. The Sun Chemical Group of companies includes such well-known names as Coates Lorilleux, Gibbon, Hartmann, Kohl & Madden, Swale, Usher-Walker, Rycoline and US Ink. In addition, Sun Chemical has many joint ventures, with the largest being its $1.5 billion Kodak Polychrome Graphics (KPG) joint venture with Eastman Kodak.

Sun Chemical Corporation in the U.S. and Sun Chemical Limited in England are subsidiaries of Sun Chemical Group B.V., the Netherlands. Sun Chemical has headquarters in Fort Lee, New Jersey, U.S.A.; Watford, England; and Weesp, the Netherlands. For more information visit: www.sunchemical.com.

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Certain statements in this press release may be forward
looking in nature, or "forward-looking statements" as defined in the United States Private Securities Litigation Reform Act of 1995. For example, references to KPG's projected revenues and the impact on the Company's revenues and earnings and the Company's cash generation plans are forward looking statements.

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Actual results may differ from those expressed or implied in forward-looking statements. In addition, any forward-looking statements represent our estimates only as of the date they are made, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change. The forward-looking statements contained in these presentations are subject to a number of factors and uncertainties, including the successful:

  -  Implementation of our digitally oriented growth strategy;
  - Implementation of product strategies (including category expansion, digitization, organic light emitting diode
     (OLED) displays, and digital products);
  - Implementation of intellectual property licensing strategies;
  -  Development and implementation of e-commerce strategies;
  - Completion of information systems upgrades, including SAP, our enterprise system software;
  - Integration of newly acquired businesses and existing operations;
  -  Completion of various portfolio actions;
  -  Transition from analog to digital imaging;
  - Implementation of our recently announced three-year cost reduction program;
  -  Reduction of inventories;
  -  Implementation of our debt reduction plans;
  -  Improvement in manufacturing productivity and techniques;
  -  Improvement in receivables performance;
  -  Reduction in capital expenditures;
  -  Improvement in supply chain efficiency;
  - Implementation of future focused cost reductions, including personnel reductions; and
  - Development of our business in emerging markets like China, India, Brazil, Mexico and Russia;

Forward-looking statements contained in this presentation are subject to the following additional risk factors and uncertainties:

  - Inherent unpredictability of currency fluctuations and raw material costs;
  -  Competitive actions, including pricing;
  - The nature and pace of technology evolution, including the analog-to-digital transition;
  -  Continuing customer consolidation and buying power;
  - Current and future proposed changes to tax laws, as well as other factors which could adversely impact our effective tax rate in the future;
  - General economic, business, geopolitical, regulatory and public health conditions;
  -  Market growth predictions; and
  - Other factors and uncertainties disclosed from time to time in our filings with the Securities and Exchange Commission.

Any forward-looking statements in this press release should be evaluated in light of these important factors and uncertainties.